EXHIBIT 99.1
                                                                    ------------

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                                October 23, 2003

                                 Contacts:     Melanie J. Dressel, President and
                                                         Chief Executive Officer
                                                                  (253) 305-1911
                                     Gary R. Schminkey, Executive Vice President
                                                     and Chief Financial Officer
                                                                  (253) 305-1966


                        COLUMBIA BANKING SYSTEM ANNOUNCES
                        SOLID THIRD QUARTER 2003 EARNINGS


THIRD QUARTER HIGHLIGHTS

     o    NET INCOME OF $4.9 MILLION, UP 33% FROM 3RD QUARTER 2002.
     o    DILUTED EARNINGS PER SHARE OF $0.36, UP 29% FROM THE PRIOR YEAR.
     o NONINTEREST INCOME UP 10% AND 22% COMPARED TO 3RD QUARTER AND THE FIRST 9 MONTHS OF 2002, RESPECTIVELY.
     o    AVERAGE CORE DEPOSIT GROWTH OF 17%, COMPARED WITH THE PRIOR YEAR.
     o TOTAL NONPERFORMING ASSETS DECREASED 58% FROM SEPTEMBER 30, 2002; ALLOWANCE FOR LOAN LOSSES TO NONPERFORMING ASSETS IMPROVED TO 226%.
     o ALLOWANCE FOR LOAN LOSSES TO TOTAL LOANS IMPROVED TO 1.90% FROM 1.58% A YEAR AGO.
     o    RETURN ON EQUITY IMPROVED TO 13.56% FROM 11.66% IN 3RD QUARTER 2002.
     o    RETURN ON ASSETS IMPROVED TO 1.16% FROM 0.91% IN 3RD QUARTER 2002.


     TACOMA, Washington---Columbia Banking System, Inc. (Nasdaq: COLB) today announced net income for the third quarter ended September 30, 2003 of $4.9 million, an increase of 33% compared to $3.7 million for the third quarter of 2002. For the same periods, earnings per share increased 29% to $0.36 per diluted share, from $0.28 per diluted share. Total nonperforming assets decreased $12.3 million, or 58%, from $21.3 million at September 30, 2002 to $9.0 million at September 30, 2003. Noninterest income for the third quarter 2003 was $6.0 million, an increase of 10% from $5.5 million for the third quarter 2002. Noninterest expense for the third quarter 2003 increased 5%, to $14.3 million, from $13.6 million a year ago, excluding a net gain on Other Real Estate Owned (OREO) in 2002.

     Net income for the nine months ended September 30, 2003 was $14.1 million, an increase of $7.7 million from net income of $6.4 million for the first nine months of 2002. On a diluted per share basis, net income for the nine months ended September 30, 2003 was $1.04, compared with $0.48 cents for the same period last year. This increase in net income is primarily due to significantly lower loan loss provisions than the prior year. Additionally, noninterest income for the first nine months of 2003 improved to $17.3 million, a 22% increase from $14.2 million the prior year. Noninterest expense for the first nine months of 2003 increased 1% to $42.0 million, compared to $41.5 million a year ago, excluding the net gain on OREO in 2002.

     "Our earnings improved again during the third quarter, despite the continued slow economy in the Pacific Northwest and a challenging interest rate environment," stated Melanie J. Dressel, President and Chief Executive Officer. "An ongoing challenge will be to continue to manage our net interest margin during this time of slow economic growth. We have been able to consistently lower our cost of funds and manage our net interest margin through our growth in core deposits. We are pleased that our core deposits have grown above the $1 billion milestone this year, and comprise 70% of our total deposits."

     Ms. Dressel further noted, "The quality of loans continued to improve, as well as the ratio of our allowance for loan losses to total loans of 1.90% and our coverage of nonperforming assets at 226%. In the third quarter 2003, the provision for loan losses was $250,000, as compared to $4.0 million for the same period in 2002. Nonperforming assets decreased 58% from September 30, 2002, largely due to payoffs and resolution of problem loans. In fact, we saw a net recovery of $87,000 this quarter. The allowance for loan losses to nonperforming assets improved to 226% from 87% a year ago. This dramatic decrease in nonperforming assets over the prior year reflects our ongoing focus on the quality of our loan portfolio. In light of this progress, we are comfortable with the current level of our loan coverage ratios."

     At September 30, 2003, Columbia's total assets were $1.70 billion, an increase of 2% from $1.66 billion at September 30, 2002. Total loans were $1.1 billion at September 30, 2003, down 8% from September 30, 2002, and total securities increased to $433.5 million at September 30, 2003, an increase of 71% from the prior year. Total deposits increased 6% from September 30, 2002, ending at $1.5 billion at September 30, 2003. Core deposits at September 30, 2003 were $1.1 billion, an increase of $125 million, or 13%, compared with 2002.

     Ms. Dressel continued, "Investment securities grew this year in response to increased deposits coupled with soft loan demand. We continue to see a decrease in our total loans, primarily due to the slow economy combined with our judicious management of interest rate risk in our loan portfolio. Our customers are carrying lower balances on their lines of credit and continue to reduce inventory and pay down debt. In this economic environment, demand for commercial loans remains low while demand for long-term fixed commercial real estate loans is high. As compared to a year ago, outstanding loans are down $96.4 million, of which $32 million is due to decreases in line of credit usage, attributed to significant reductions in overall line balances. We also had $21 million in loans paid through problem loan resolutions and a reduction of $33 million resulting from our commitment to manage interest rate risk and our loan portfolio mix. Additionally, we maintain our position of prudently underwriting all commercial real estate loans by concentrating on shorter-term loans. Our overall loan portfolio remains well diversified."


OPERATING RESULTS
QUARTER ENDED SEPTEMBER 30, 2003

NET INTEREST INCOME

     Net interest income for the third quarter of 2003 decreased 5% to $15.5 million, from $16.2 million for the three months ended September 30, 2002. The decrease is primarily due to lower loan balances and yields, only partially offset by the growth in core deposits and the steps the Company has taken to manage its deposit costs.

     With the decreases in the prime rate since the fourth quarter 2002, and most recently the .25% drop in June 2003, the Company has experienced downward pressure on its net interest margin. Net interest margin decreased to 4.16% in the third quarter of 2003, from 4.52% for the same period last year. Average interest-earning assets grew to $1.51 billion, or 4%, during the third quarter of 2003, compared with $1.45 billion in the third quarter of 2002. The yield on average interest-earning assets decreased 101 basis points (a basis point equals 1/100 of 1%) to 5.35% during the third quarter of 2003 compared with 6.36% during the same period of 2002. In comparison, average interest-bearing liabilities were unchanged at $1.21 billion compared to a year ago. The cost of average interest-bearing liabilities decreased 73 basis points to 1.49% during the third quarter of 2003, from 2.22% in the same period of 2002.

            For the nine months ended September 30, 2003, net interest income remained unchanged at $47.6 million. During the first nine months of 2003, the Company's net interest margin decreased to

4.26% from 4.53% for the same period of 2002. Average interest-earning assets grew to $1.53 billion during the first nine months of 2003, compared with $1.43 billion for the same period of 2002. The yield on average interest-earning assets decreased 90 basis points to 5.63% during the first nine months of 2003, from 6.53% in 2002. In comparison, average interest-bearing liabilities grew to $1.24 billion compared with $1.19 billion for the first nine months of 2002. The cost of average interest-bearing liabilities decreased to 1.69% during the first nine months of 2003 from 2.39% in the same period of 2002.


NONINTEREST INCOME

     Noninterest income increased $524,000 or 10% in the third quarter of 2003, and $3.1 million, or 22%, for the first nine months of 2003 compared with the same periods in 2002. Increases during the third quarter and first nine months of 2003 were primarily centered in mortgage banking, service charges and other fees, and merchant services income. Increases in service charges and other fees reflect growth in core deposits. Increases in merchant services income is due to the overall growth of the customer base, while mortgage banking increases were primarily due to continued low mortgage rates. Historically, new residential real estate loans to purchase homes have comprised a significant portion of mortgage banking originations. The record low interest rates of the last two years resulted in a larger percentage of home refinancing. The trend toward home refinancing has moderated recently as rates have begun to rise.


NONINTEREST EXPENSE

     Total noninterest expense increased 5% to $14.3 million for the third quarter of 2003, and increased 1% to $42.0 million for the first nine months of 2003 compared with the same periods in 2002, excluding Net Costs (Gains) of Other Real Estate Owned (OREO) in 2002. During the third quarter of 2002, the Company received a one-time lease termination payment of $1.2 million from the tenant of a property included in OREO. Including this payment, total noninterest expense increased 15% from $12.5 million for the third quarter and increased 4% for the first nine months of 2002. The increase in noninterest expense is due primarily to volume-related expenses, such as merchant services and residential real estate activity. These types of expenses are more than offset by additional noninterest revenues.

     The Company's efficiency ratio (noninterest expense divided by the sum of net interest income and noninterest income on a tax equivalent basis, excluding nonrecurring income and expense) was 64.36% for the third quarter 2003 and 62.87% for first nine months of the year, compared to 61.86% for the third quarter 2002 and 65.99% for the first nine months of 2002. The change in the Company's efficiency ratio is primarily due to growth in noninterest income and controlled noninterest expenses. "Ms. Dressel notes, "It's important during these economic times to continue to challenge ourselves to operate more efficiently and effectively, while maintaining our core value of customer service."


NONPERFORMING ASSETS AND LOAN LOSS PROVISION

     The Company's provision for loan losses was $250,000 for third quarter 2003, compared with $4.0 million for third quarter 2002. For the quarter ended September 30, 2003 net loan recoveries amounted to $87,000 compared to net loan charge-offs of $1.4 million for the quarter ended September 30, 2002. For the first nine months ended September 30, 2003 and 2002, net loan charge-offs were $1.7 million and $9.4 million, respectively.

     The allowance for loan losses had a net increase of $1.9 million, to $20.3 million at September 30, 2003 as compared to quarter-end a year ago. The allowance for loan losses as a percentage of loans (excluding loans held for sale at each date) increased to 1.90% at September 30, 2003 as compared to 1.58% of loans at September 30, 2002, and 1.63% at year-end 2002. At September 30, 2003, the allowance for loan losses to nonperforming loans was 299% compared to 119% at September 30, 2002. The allowance for loan losses to nonperforming assets was 226% compared to 87% the prior year.

     Columbia Banking System, Inc. is a Tacoma-based bank holding company whose wholly owned subsidiary is Columbia Bank, a Washington state-chartered full-service commercial bank with 35 banking offices in Pierce, King, Cowlitz, Kitsap and Thurston counties. Columbia's stock trades on the Nasdaq Stock MarketSM under the symbol COLB.

                                      # # #


NOTE REGARDING FORWARD-LOOKING STATEMENTS
This news release includes forward looking statements, which management believes are a benefit to shareholders. These forward looking statements describe Columbia's management's expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia's style of banking and the strength of the local economy. The words "will," "believe," "expect," "should," and "anticipate" and words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia's filings with the SEC, factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches are lower than expected; (4) costs or difficulties related to the integration of acquisitions are greater than expected; (5) competitive pressure among financial institutions increases significantly; (6) legislation or regulatory requirements or changes adversely affect the businesses in which Columbia is engaged.

FINANCIAL STATISTICS

COLUMBIA BANKING SYSTEM, INC.                                   THREE MONTHS ENDED                     NINE MONTHS ENDED
(unaudited)                                                        SEPTEMBER 30,                         SEPTEMBER 30,
(in thousands, except per share amounts)                      2003               2002               2003               2002
                                                           ----------         ----------         ----------         ----------
EARNINGS
--------
   Net interest income                                     $   15,489         $   16,219         $   47,622         $   47,702
   Provision for loan loss                                        250              4,035              2,850             13,080
   Noninterest income                                           6,032              5,508             17,320             14,192
   Noninterest expense                                         14,291             12,473             42,029             40,318
   Net income                                                   4,895              3,687             14,091              6,413

PER SHARE
---------
   Net income (basic)                                      $     0.37         $     0.28         $     1.05         $     0.49
   Net income (diluted)                                          0.36               0.28               1.04               0.48

AVERAGES
--------
   Total assets                                            $1,676,192         $1,607,831         $1,686,247         $1,578,217
   Interest-earning assets                                  1,514,584          1,451,499          1,530,078          1,433,193
   Loans                                                    1,115,637          1,178,493          1,144,924          1,182,924
   Securities                                                 367,246            242,844            369,314            235,751
   Deposits                                                 1,496,116          1,378,396          1,466,697          1,329,295
   Core deposits                                            1,044,124            893,548            994,980            862,713
   Shareholders' Equity                                       143,208            125,421            139,625            122,397

FINANCIAL RATIOS
----------------
   Return on average assets                                     1.16%              0.91%              1.12%              0.54%
   Return on average equity                                    13.56%             11.66%             13.49%              7.01%
   Net interest margin                                          4.16%              4.52%              4.26%              4.53%
   Efficiency ratio (tax equivalent) (1)                       64.36%             61.86%             62.87%             65.99%
   Average equity to average assets                             8.54%              7.80%              8.28%              7.76%


                                                          SEPTEMBER 30       SEPTEMBER 30        DECEMBER 31
PERIOD END                                                    2003               2002               2002
----------                                                 ----------         ----------         ----------

   Total assets                                            $1,698,956         $1,661,370         $1,699,613
   Loans                                                    1,071,201          1,167,633          1,175,853
   Allowance for loan losses                                   20,331             18,426             19,171
   Securities                                                 433,460            253,114            337,412
   Deposits                                                 1,518,844          1,437,728          1,487,153
   Core deposits                                            1,070,216            945,502            980,709
   Shareholders' equity                                       144,528            127,699            132,384

Book value per share                                            10.79               9.63               9.95

NONPERFORMING ASSETS
--------------------
   Nonaccrual loans                                        $    6,806         $   15,027         $   16,918
   Restructured loans                                                                425                187
   Personal property owned                                       700               1,148                916
   Real estate owned                                           1,503               4,681                130
                                                           ----------         ----------         ----------
     Total nonperforming assets                            $    9,009         $   21,281         $   18,151

Nonperforming loans to period-end loans:                        0.64%              1.32%              1.45%
Nonperforming assets to period-end assets:                      0.53%              1.28%              1.07%
Allowance for loan losses to period-end loans                   1.90%              1.58%              1.63%
Allowance for loan losses to nonperforming loans              298.72%            119.25%            112.08%
Allowance for loan losses to nonperforming assets             225.67%             86.58%            105.62%

Net loan charge-offs                                       $    1,690(2)      $    9,388(2)      $   11,343(3)

(1) Noninterest expense divided by the sum of net interest income and noninterest income on a tax equivalent basis, excluding nonrecurring income and expense, such as gains/losses on investment securities and net cost
    (gain) of OREO.
(2) For the nine months ended September 30.
(3) For the year ended December 31.

QUARTERLY FINANCIAL STATISTICS
COLUMBIA BANKING SYSTEM, INC.                                                      THREE MONTHS ENDED
                                                     ------------------------------------------------------------------------------
Unaudited                                             Sept 30           Jun 30           Mar 31           Dec 31          Sept 30
(in thousands, except per share amounts)                2003             2003             2003             2002             2002
                                                     ----------       ----------       ----------       ----------       ----------
EARNINGS
--------
   Net interest income                               $   15,489       $   16,114       $   16,019       $   16,587       $   16,219
   Provision for loan loss                                  250            1,000            1,600            2,700            4,035
   Noninterest income                                     6,032            5,735            5,553            5,858            5,508
   Noninterest expense                                   14,291           14,044           13,694           13,335           12,473
   Net income                                             4,895            4,765            4,431            4,472            3,687

PER SHARE
---------
   Net income  [basic]                                     0.37             0.36             0.33             0.34             0.28
   Net income  [diluted]                                   0.36             0.35             0.33             0.33             0.28

AVERAGES
--------
   Total assets                                       1,676,192        1,709,468        1,673,047        1,668,848        1,607,831
   Interest-earning assets                            1,514,584        1,554,936        1,520,782        1,518,118        1,451,499
   Loans                                              1,115,637        1,143,862        1,175,935        1,186,886        1,178,493
   Securities                                           367,246          404,914          335,432          280,358          242,844
   Deposits                                           1,496,116        1,455,247        1,448,203        1,454,955        1,378,396
   Core deposits                                      1,044,124          982,948          956,909          951,165          893,548
   Shareholders' Equity                                 143,208          140,417          135,160          129,137          125,421

FINANCIAL RATIOS
----------------
   Return on average assets                               1.16%            1.12%            1.07%            1.06%            0.91%
   Return on average equity                              13.56%           13.61%           13.30%           13.74%           11.66%
   Net interest margin                                    4.16%            4.26%            4.37%            4.42%            4.52%
   Efficiency ratio (tax equivalent)                     64.36%           62.43%           61.84%           60.22%           61.86%
   Average equity to average assets                       8.54%            8.21%            8.08%            7.74%            7.80%

PERIOD END
----------
   Total assets                                       1,698,956        1,724,798        1,758,587        1,699,613        1,661,370
   Loans                                              1,071,201        1,098,675        1,146,527        1,175,853        1,167,633
   Allowance for loan losses                             20,331           19,994           19,272           19,171           18,426
   Securities                                           433,460          385,971          426,088          337,412          253,114
   Deposits                                           1,518,844        1,542,387        1,489,039        1,487,153        1,437,728
   Core deposits                                      1,070,216        1,079,879        1,006,121          980,709          945,502
   Shareholders' equity                                 144,528          144,871          137,594          132,384          127,699

Book value per share                                      10.79            10.82            10.32             9.95             9.63

NONPERFORMING ASSETS
--------------------
   Nonaccrual loans                                       6,806            6,165           10,532           16,918           15,027
   Restructured loans                                                         50              130              187              425
   Personal property owned                                  700              769              836              916            1,148
   Real estate owned                                      1,503            2,547            2,500              130            4,681
                                                     ----------       ----------       ----------       ----------       ----------
     Total nonperforming assets                           9,009            9,531           13,998           18,151           21,281

Nonperforming loans to period-end loans                   0.64%            0.57%            0.93%            1.45%            1.32%
Nonperforming assets to period-end assets                 0.53%            0.55%            0.80%            1.07%            1.28%
Allowance for loan losses to period-end loans             1.90%            1.82%            1.68%            1.63%            1.58%
Allowance for loan losses to nonperforming loans        298.72%          321.71%          180.75%          112.08%          119.25%
Allowance for loan losses to nonperforming assets       225.67%          209.78%          137.68%          105.62%           86.58%

Net loan (recoveries) charge-offs                          (87)              278            1,499            1,955            1,376

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Columbia Banking System, Inc.

(Unaudited)
                                                                  Three Months Ended                 Nine Months Ended
                                                                     September 30,                     September 30,
(in thousands except per share)                                  2003             2002             2003             2002
---------------------------------------------------------------------------------------------------------------------------

INTEREST INCOME
Loans                                                         $  16,969        $  19,976        $  53,442        $  60,384
Securities available for sale                                     2,945            2,814            9,599            8,356
Securities held to maturity                                          41               52              128              164
Deposits with banks                                                  77              129              122              184
--------------------------------------------------------------------------------------------------------------------------
  Total interest income                                          20,032           22,971           63,291           69,088

INTEREST EXPENSE
Deposits                                                          4,260            6,020           14,236           18,834
Federal Home Loan Bank advances                                      16              427              616            1,632
Trust preferred obligations                                         267              305              817              920
--------------------------------------------------------------------------------------------------------------------------
  Total interest expense                                          4,543            6,752           15,669           21,386
--------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME                                              15,489           16,219           47,622           47,702
Provision for loan losses                                           250            4,035            2,850           13,080
--------------------------------------------------------------------------------------------------------------------------
  Net interest income after provision for loan losses            15,239           12,184           44,772           34,622

Noninterest Income
Service charges and other fees                                    2,417            2,347            7,163            6,265
Mortgage banking                                                  1,109              900            3,307            2,059
Merchant services fees                                            1,687            1,412            4,495            3,691
Gain on sale of investment securities, net                                           183                               417
Bank owned life insurance (BOLI)                                    385              332            1,151              936
Other                                                               434              334            1,204              824
--------------------------------------------------------------------------------------------------------------------------
  Total noninterest income                                        6,032            5,508           17,320           14,192

NONINTEREST EXPENSE
Compensation and employee benefits                                7,591            7,285           22,145           21,984
Occupancy                                                         2,271            2,086            6,668            6,107
Merchant processing                                                 707              584            1,841            1,507
Advertising and promotion                                           367              313            1,419            1,636
Data processing                                                     509              446            1,425            1,378
Legal & Professional services                                       398              530            1,382            1,339
Taxes, licenses & fees                                              447              436            1,259            1,287
Net cost (gains) of OREO                                             61           (1,159)              98           (1,193)
Other                                                             1,940            1,952            5,792            6,273
--------------------------------------------------------------------------------------------------------------------------
  Total noninterest expense                                      14,291           12,473           42,029           40,318
--------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                        6,980            5,219           20,063            8,496
Provision for income taxes                                        2,085            1,532            5,972            2,083
--------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                    $   4,895        $   3,687        $  14,091        $   6,413
==========================================================================================================================

Net income per common share:
  Basic                                                       $    0.37        $    0.28        $     1.05       $    0.49
  Diluted                                                          0.36             0.28              1.04            0.48
Dividend declared per common share                                 0.05                               0.10
Average number of common
  shares outstanding                                             13,391           13,172           13,358           13,158
Average number of diluted common
  shares outstanding                                             13,592           13,325           13,519           13,307

CONSOLIDATED CONDENSED BALANCE SHEETS
COLUMBIA BANKING SYSTEM, INC.

(Unaudited)                                                                        SEPTEMBER 30,     DECEMBER 31,
(in thousands)                                                                         2003              2002
-----------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                            $     60,216       $    67,058
Interest-earning deposits with banks                                                     34,110            18,425
-----------------------------------------------------------------------------------------------------------------
     Total cash and cash equivalents                                                     94,326            85,483

Securities available for sale at fair value (amortized
  cost of $419,964 and $320,499 respectively)                                           418,114           321,513
Securities held to maturity (fair value of $5,476 and $6,412 respectively)                5,307             6,192
Federal Home Loan Bank stock                                                             10,039             9,707
Loans held for sale                                                                      18,227            22,102
Loans, net of unearned income of ($2,662) and ($2,625) respectively                   1,071,201         1,175,853
   Less: allowance for loan losses                                                       20,331            19,171
-----------------------------------------------------------------------------------------------------------------
     Loans, net                                                                       1,050,870         1,156,682

Interest receivable                                                                       6,913             6,710
Premises and equipment, net                                                              51,321            52,921
Real estate owned                                                                         1,503               130
Other                                                                                    42,336            38,173
-----------------------------------------------------------------------------------------------------------------
Total Assets                                                                       $  1,698,956      $  1,699,613
=================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing                                                                $    313,994      $    299,862
Interest-bearing                                                                      1,204,850         1,187,291
-----------------------------------------------------------------------------------------------------------------
     Total deposits                                                                   1,518,844         1,487,153

Federal Home Loan Bank advances                                                                            46,470
Trust preferred obligations                                                              21,482            21,433
Other liabilities                                                                        14,102            12,173
-----------------------------------------------------------------------------------------------------------------
   Total liabilities                                                                  1,554,428         1,567,229

Shareholders' equity:
   Preferred stock (no par value)
     Authorized, 2 million shares; none outstanding

                                               SEPTEMBER 30,     DECEMBER 31,
   Common stock (no par value)                     2003              2002
                                               ------------      ------------
     Authorized shares                               60,032            60,032
     Issued and outstanding                          13,394            13,310           112,280           111,028
   Retained earnings                                                                     33,450            20,696
   Accumulated other comprehensive income  -
     Unrealized (losses) gains on securities available for sale, net of tax              (1,202)              660
-----------------------------------------------------------------------------------------------------------------
     Total shareholders' equity                                                         144,528           132,384
-----------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                                         $  1,698,956      $  1,699,613
=================================================================================================================

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